Exhibit 99.1

FIRM I.D. 43948

IN THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS
COUNTY DEPARTMENT, CHANCERY DIVISION

iPCS Wireless, Inc., a Delaware corporation,	)
Horizon Personal Communications, Inc., an	)
Ohio corporation, and Bright Personal	)
Communications Services, LLC, an Ohio	)
limited liability company,	)
)
Plaintiffs,	)
)
v.	)	Case No. 08 CH 17214
)
Sprint Nextel Corporation, a Kansas	)
corporation, WirelessCo L.P., a Delaware	)
limited partnership, Sprint Spectrum L.P., a	)
Delaware limited partnership, SprintCom, Inc.,	)
a Kansas Corporation, and Sprint	)
Communications Company, L.P., a Delaware	)
limited partnership,	)
)
Defendants.	)

PLAINTIFFS’ EMERGENCY

MOTION FOR PRELIMINARY INJUNCTION

Plaintiffs, by their attorneys, Mayer Brown LLP, respectfully submit their Emergency Motion for Preliminary Injunction.  In support of their Motion, Plaintiffs state as follows:

1.             In this action, Plaintiffs seek to prevent (i) Sprint’s threatened breach of its contracts with Plaintiffs and (ii) Sprint’s attempt to evade a judgment of this Court that has been affirmed by the Appellate Court.  Pursuant to a written Management Agreement with Sprint, iPCS Wireless, Inc. (“iPCS”) invested hundreds of millions of dollars to build and operate Sprint’s wireless network in iPCS’s assigned exclusive service area.  In return, that Agreement gives iPCS “Exclusivity of Service Area.”

2.             Despite its contractual obligations, in 2005 Sprint attempted to compete with iPCS and thus impair its contractual rights, by acquiring iPCS’s competitor, Nextel.  After a 25-day bench trial, this Court held that iPCS’s Management Agreement with Sprint did not permit

Sprint to compete against its Affiliate iPCS in its exclusive service area, and entered judgment and a permanent injunction against Sprint.  The Appellate Court unanimously affirmed this Court’s judgment on March 31, 2008.  Sprint petitioned for leave to appeal to the Illinois Supreme Court, but that Court has denied Sprint’s petition.

3.             Notwithstanding this Court’s judgment and the Appellate Court’s unanimous affirmance, in May 2007, Sprint announced a new plan to compete against its Affiliates.  Sprint entered into, and plans to consummate, a Transaction with other industry titans to establish a competing network (“New Clearwire”) that would sell competing products and services in iPCS’s exclusive service area.  Sprint plans to provide ongoing support to that network, will participate in its management (by appointing members of New Clearwire’s board) and will retain a share of New Clearwire’s profits.

4.             iPCS and its fellow Affiliates sued Sprint in this Court, and on October 27, iPCS moved for partial summary judgment on all liability issues. The Court scheduled a hearing on that motion for November 21. iPCS has learned, however, that Sprint and the other parties to the Transaction intend to close the deal on or about November 20.

5.             To preserve the status quo – and this Court’s ability to enter meaningful relief — iPCS asks this Court to enter a preliminary injunction preventing Sprint from entering into the Transaction until the Court can rule on the merits of the Complaint.

6.             Generally, a party seeking injunctive relief must show that: (1) it possesses a clearly ascertainable right which needs protection; (2)  it will be irreparably injured if the injunction is not granted; (3) it has no adequate remedy at law; and (4) it is likely to succeed on the merits. Falcon, Ltd. v. Corr’s Natural Beverages, Inc., 165 Ill. App. 3d 815, 820 (1st Dist. 1987).

7.             iPCS has a clearly ascertainable right and protectable interest against having its contractual rights impaired by Sprint.

8.             Based on this Court’s binding ruling as to the intent and meaning of the iPCS Management Agreement, Sprint cannot establish and support a competing network that will impair iPCS’s undisputed rights to manage the “Sprint” network in its exclusive service area.  Accordingly, iPCS is likely to succeed on the merits.

9.             iPCS has no adequate remedy at law for Sprint’s threatened breach of the parties’ Agreement and it will suffer irreparable harm if an injunction is not granted.  If the Clearwire Transaction closes, Sprint will place iPCS in a fundamentally different competitive position as it faces a competitor established and supported by Sprint.  Furthermore, the premise of iPCS’s entire business is based on its alignment with Sprint and Sprint’s nationwide network.  The Transaction will undermine the alignment of interests between iPCS and Sprint.  Sprint will compete against iPCS through New Clearwire, and will have the incentive to help New Clearwire (because it shares in New Clearwire’s profits) even if that hurts iPCS.  Sprint will further undermine iPCS’s competitive position and reputation by diverting the next generation of wireless technology, 4G, to New Clearwire rather than iPCS.  It is not possible to calculate the total harm or damages to iPCS as a result of this erosion of competitive position.

10.           Moreover, if the Court does not preserve the status quo and the Transaction is allowed to close, it may be impossible, or at a minimum extremely difficult and complex, to provide iPCS meaningful relief after trial.  If the Transaction closes and New Clearwire begins entering contracts, promoting its new services, building out its network, and obtaining customers, Sprint would likely claim (as it did in the Sprint-Nextel litigation) that any meaningful remedy to prevent harm in iPCS’s service area would cause undue hardship and disrupt service to customers. Sprint also would likely claim that it would be an undue burden, and beyond its control, to order it to return FCC-issued radio spectrum licenses once they have been transferred to New Clearwire.

11.           Worse, Sprint has taken the position that New Clearwire is a free agent that Sprint cannot control (even though Sprint will sit on New Clearwire’s board and retain the majority of its profits). Moreover, Sprint has asserted that New Clearwire is not a party to the iPCS Agreement and not bound by the Agreement’s terms. Sprint may even claim that New Clearwire is outside the Court’s jurisdiction.

12.           While iPCS disagrees with Sprint’s arguments in this regard, it is clear that such arguments would lead to additional, costly, and possible complex litigation over a post-trial remedy here, all of which could be avoided by issuing a preliminary injunction now to preserve the status quo until this case can be resolved.

13.           In further support of this Motion, Plaintiffs will submit a Memorandum in Support of their Emergency Motion for Preliminary Injunction.  Plaintiffs respectfully request that this Court grant leave instanter for Plaintiffs to file a 30-page Memorandum in Support of their Emergency Motion for Preliminary Injunction, which exceeds the page limitation by 15 pages.  Plaintiffs require these additional pages to give the Court a full context of the parties’ agreements, the rulings of this Court and the Appellate Court in the prior litigation, and the Transaction that is at issue in this case.

WHEREFORE, for the reasons set forth above, Plaintiffs respectfully request that this Court grant their Emergency Motion for Preliminary Injunction.

Dated: November 3, 2008	Respectfully submitted,

By:	/s/

John M. Touhy

Michael K. Forde

Jonathan L. Lewis

James E. Barz

Ethan A. Hastert

Ellen M. Carey

MAYER BROWN LLP

71 South Wacker Drive

Chicago, IL  60606-3441

(312) 782-0600

(312) 701-7711 – Facsimile

Firm I.D. No. 43948

Attorneys for Plaintiffs iPCS Wireless, Inc.,

Horizon Personal Communications Services, Inc., and

Bright Personal Communications Services, LLC

CERTIFICATE OF SERVICE

I, Ellen M. Carey, an attorney, hereby certify that on November 3, 2008, I caused a copy of the foregoing Plaintiffs’ Emergency Motion for Preliminary Injunction and Notice of Motion to be served by overnight mail and e-mail, with all charges pre-paid, upon:

Richard M. Waris

PRETZEL & STOUFFER CHTD.

1 South Wacker Drive

Chicago, IL  60606-4673

(312) 346-1973

(312) 3468242 – Facsimile

Firm I.D. 25017

Daniel J. King

Amy Yervanian

KING & SPALDING, LLP

1180 Peachtree Street, N.E.

Atlanta, GA  30309

(404) 572-4600

Attorneys for Defendants Sprint Nextel Corporation,

Wireless Co. L.P.,

Sprint Spectrum L.P.,

SprintCom, Inc., and

Sprint Communications Company, L.P.

/s/ Ellen M. Carey
Ellen M. Carey